UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 25, 2004
Date of Report (Date of earliest event reported)
______________________________________________________

WEIS MARKETS, INC.
(Exact name of registrant as specified in its charter)
______________________________________________________

        Pennsylvania                                      1-5039                                                 24-0755415
(State or other jurisdiction                          (Commission                                            (IRS Employer
          of incorporation)                                    File Number)                                         Identification No.)

1000 South Second Street, Sunbury, PA 17801
(Address of principal executive offices) (Zip Code)

(570) 286-4571
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

     On October 25, 2004, the Company released its earnings for the third quarter ended September 25, 2004. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibit.
           99.1 Press release dated October 25, 2004 announcing Weis Markets, Inc. third quarter 2004 earnings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEIS MARKETS, INC.

Dated: October 25, 2004

By:  /s/ William R. Mills
William R. Mills
Senior Vice President and Treasurer/CFO

EXHIBIT INDEX

Exhibit No.                                                     Description

  99.1            Press release dated October 25, 2004 announcing Weis Markets, Inc. third quarter 2004 earnings.

EXHIBIT 99.1

WEIS MARKETS, INC.	1000 S. 2nd Street
Sunbury, Pennsylvania 17801
Phone 570-286-3636
Fax 570-286-3692

Press Release

Contact: Dennis Curtin	FOR IMMEDIATE RELEASE
Phone: (570) 286-3636	October 25, 2004
E-Mail: dcurtin@weismarkets.com

WEIS MARKETS REPORTS INCREASES IN 3RD QUARTER SALES, COMPARABLE STORE SALES AND EARNINGS PER SHARE

     (SUNBURY, PA) – Weis Markets, Inc. (NYSE:WMK) reported today that its third quarter sales increased 2.8% to $518.6 million and its comparable store sales increased 3.1% as compared to the same period in 2003. The third quarter results represent the thirteenth consecutive quarterly increase in comparable store sales. For the thirteen-week period ending September 25, 2004, the Company's net income increased 12.4% to $12.2 million and basic and diluted earnings per share increased 12.5% to $.45 per share.

     Year-to-date sales increased 2.6% to $1.56 billion and comparable store sales are up 3.1%. Year-to-date net income increased 4.1% to $42.1 million and basic and diluted earnings per share increased 4.0% to $1.55 per share.

     Favorable sales results for the quarter and year-to-date were heavily impacted by a continuing strong performance from the store perishable departments.

     Also during the third quarter, the Company opened two stores with its new superstore design; a new unit in White Marsh, Maryland and a replacement unit in Bloomsburg, Pennsylvania. It is currently building replacement units in Mifflinburg, Pennsylvania and Pennsburg, Pennsylvania.

     Founded in 1912, Weis Markets currently operates 158 stores in six states: Pennsylvania, Maryland, New Jersey, New York, Virginia and West Virginia. Weis Markets also owns SuperPetz, a pet supply superstore chain with 33 units in eleven states.

     In addition to historical information, this news release may contain forward-looking statements. Any forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. For example, risks and uncertainties can arise with changes in: general economic conditions, including their impact on capital expenditures; business conditions in the retail industry; the regulatory environment; rapidly changing technology and competitive factors, including increased competition with regional and national retailers; and price pressures.

     The Company undertakes no obligation to publicly revise or update these forward-looking statements to reflect events or circumstances that arise after the date hereof other than through its periodic filings with the Securities and Exchange Commission that are available to the public.

Weis Markets, Inc. and Subsidiaries
COMPARATIVE SUMMARY OF UNAUDITED SALES & EARNINGS
Third Quarter - 2004

	13 Week	13 Week
	Period Ended	Period Ended	Increase
	Sept. 25, 2004	Sept. 27, 2003	(Decrease)
Net Sales	$518,639,000	$504,690,000	2.8%
Income Before Taxes	19,578,000	17,841,000	9.7%
Provision for Income Taxes	7,364,000	6,977,000	5.5%
Net Income	$12,214,000	$10,864,000	12.4%

Weighted-Average
Shares Outstanding	27,080,000	27,193,000	(113,000)
Basic and Diluted
Earnings Per Share	$0.45	$0.40	$0.05

	39 Week	39 Week
	Period Ended	Period Ended	Increase
	Sept. 25, 2004	Sept. 27, 2003	(Decrease)
Net Sales	$1,560,682,000	$1,521,742,000	2.6%
Income Before Taxes	67,256,000	65,531,000	2.6%
Provision for Income Taxes	25,163,000	25,105,000	0.2%
Net Income	$42,093,000	$40,426,000	4.1%

Weighted-Average
Shares Outstanding	27,113,000	27,193,000	(80,000)
Basic and Diluted
Earnings Per Share	$1.55	$1.49	$0.06